                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  September 17, 1997



                       JONES CABLE INCOME FUND 1-B, LTD.
                       ---------------------------------
             (Exact name of registrant as specified in its charter)



     Colorado                     0-14906                  84-1010417
     --------                     -------                  ----------
(State of Organization)       (Commission File No.)    (IRS Employer
                                                       Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309              (303) 792-3111
---------------------------------------------              --------------
(Address of principal executive office and Zip Code)       (Registrant's
                                                           telephone no.
                                                         including area code)


Item 5.  Other Events
         ------------

          On September 17, 1997, Jones Cable Income Fund 1-B/C Venture (the "Venture") entered into an Asset Purchase Agreement with Mediacom California LLC ("Mediacom"), a Delaware limited liability company, to sell the cable television system serving areas in and around the communities of Clearlake and Lake Port, California (the "Clearlake System") to Mediacom for a sales price of $21,400,000, subject to normal closing adjustments. Jones Cable Income Fund 1-B, Ltd. ("Fund 1-B") and Jones Cable Income Fund 1-C, Ltd. ("Fund 1-C"), both Colorado limited partnerships (the "Partnerships"), are the partners in the Venture, owning a 40 percent and a 60 percent interest, respectively. Mediacom is not affiliated with the Venture, the Partnerships or with Jones Intercable, Inc. ("Intercable"), the general partner of the Partnerships. The closing of this transaction, which is expected to occur in the first quarter of 1998, is subject to the consents of governmental authorities and other third parties.

          Upon the successful closing of the sale of the Clearlake System, the Venture will distribute an aggregate of approximately $11,000,000 to the Partnerships which amount represents the net sale proceeds following the Venture's repayment of a portion of its credit facility. Fund 1-B will receive approximately $4,400,000 of such distribution and Fund 1-B will, in turn, distribute such amount to its limited partners. This distribution will provide Fund 1-B's limited partners a return of approximately $105 for each $1,000 invested in Fund 1-B. Limited partners of Fund 1-B have already received prior distributions from cash flow and from the sale of the Orangeburg, South Carolina cable television system and the Broomfield, Brighton and Boulder County, Colorado cable television systems totaling $734 for each $1,000 invested in Fund 1-B. When added to the expected distribution from the sale of the Clearlake System, distributions to the limited partners of Fund 1-B will total approximately $839 for each $1,000 invested in Fund 1-B.

          Because the distribution to the limited partners of Fund 1-B will not return the amount initially contributed by the limited partners to Fund 1-B plus the preferred distribution provided under Fund 1-B's limited partnership agreement, Intercable, as the general partner of Fund 1-B, will not receive a distribution from the sale proceeds.

          The Jones Group, Ltd., a subsidiary of Intercable, will receive a brokerage fee of approximately $535,000, representing 2.5 percent of the sales price, for acting as a broker in this transaction. Because the sale of the Clearlake System does not represent a sale of all or substantially all of Fund

1-B's assets, no vote of the limited partners of Fund 1-B is required to approve this sale.

          The Venture continues to own cable television systems located in Michigan, Nebraska and Oregon, and no specific arrangements have been made for the sale of these systems.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         a.  Historical financial statements.
             Not applicable.

         b.  Pro forma financial statements.
             Not applicable.

         c.  Exhibits.

             2.1 Asset Purchase Agreement dated as of September 17, 1997, between Jones Cable Income Fund 1-B/C Venture and Mediacom California LLC.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JONES CABLE INCOME
                              FUND 1-B, LTD.

                              By:   Jones Intercable, Inc.,
                                    its general partner


Dated: September 24, 1997           By:/s/ Elizabeth M. Steele
                                       -----------------------
                                       Elizabeth M. Steele
                                       Vice President, General
                                       Counsel and Secretary